Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT
TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Trans World Entertainment Corporation (the “Company”) on Form 10-K for the period ending January 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Robert J. Higgins, Chairman and Chief Executive Officer of the Company and John J. Sullivan, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ Robert J. Higgins	/S/ John J. Sullivan
Chairman and Chief Executive Officer	Executive Vice President and
Chief Financial Officer

April 15, 2010	April 15, 2010

This certification shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Trans World Entertainment and will be retained by Trans World Entertainment and furnished to the Securities and Exchange Commission or its staff upon request.